UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Arlington Asset Investment Corp.
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Arlington Asset Investment Corp. Announces Receipt of Notice of Director Nominations from Imation Corp. and Clinton Group

Imation Corp. and Clinton Group Intend to Nominate a Controlling Slate Despite Representing that they Own Less than 0.1% of Arlington's Shares

Recommends Shareholders Elect All Arlington Nominees; Files Preliminary Proxy Statement

ARLINGTON, Va., April 8, 2016 /PRNewswire/ -- Arlington Asset Investment Corp. (NYSE: AI) (the "Company" or "Arlington") today announced that it has received a notice from Imation Corp. (NYSE: IMN) ("Imation"), an IT data storage and data security company, acting in concert with a fund affiliated with Clinton Group, Inc. ("Clinton Group") (together, "Imation Group"), of its intent to nominate a controlling slate of six candidates to stand for election to the Company's eight-member Board of Directors at the 2016 Annual Meeting of Shareholders. The Imation Group has represented to the Company that it collectively owned less than 0.1% of Arlington's outstanding common shares at the time that it submitted its notice (10,000 shares of Class A common stock owned by Imation and 1,000 shares of Class A common stock owned by the Clinton Group), all of which have been acquired since the beginning of March 2016.

The Company also announced today that it has filed its preliminary proxy statement and related proxy materials for the 2016 Annual Meeting of Shareholders with the Securities and Exchange Commission ("SEC") recommending that shareholders vote FOR all of Arlington's highly qualified director nominees on the WHITE proxy card. The Arlington nominees on the WHITE proxy card are: Eric F. Billings, J. Rock Tonkel, Jr., Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and Anthony P. Nader, III.

Arlington issued the following statement:

The Arlington Board of Directors and management team are focused on creating value for all Arlington shareholders and welcome the constructive ideas and input of shareholders toward advancing that goal.

We believe that shareholders should be very concerned that the Imation Group, which collectively owns less than 0.1% of the Company's shares and only very recently purchased its shares, took this aggressive action prior to ever engaging in any discussions with Arlington. Since Arlington values having an open dialogue with all of its shareholders, we promptly engaged the Imation Group following receipt of their notice – however, to date, the Imation Group has refused to disclose their strategic plan for the Company, if any.

According to its public filings, Imation is an IT data storage and data security company. In 2015, the Clinton Group won a proxy fight at Imation. Since joining the Board on May 20, 2015, Imation's stock has lost nearly 72% of its value. Imation now trades at just $1.30 with a market capitalization of approximately $48 million as of the close of trading on April 7, 2016, down from a stock price of $4.59 and market capitalization of approximately $196 million on the date that Clinton Group won its proxy contest.

After the Clinton Group's nominees took control of the Board of Imation, the Clinton Group engaged in what we perceive to be questionable self-dealing transactions with Imation, including an agreement for Imation to invest $20 million of Imation's cash into hedge funds managed by the Clinton Group. As part of that deal, Imation agreed to pay Clinton Group an incentive fee equal to 25% of the investment return, payable in the form of additional Imation shares, to be valued at $1.00 per share, significantly below the current market value of Imation stock. The risks of turning over control of Arlington to the Imation Group's nominees speak for themselves.

We believe that Arlington's director nominees offer the right balance of experience, skills, leadership and diversity of perspectives to provide expert and independent oversight of the Company's business and strategy.

We look forward to engaging with all of our shareholders and will continue to make decisions and take actions that are in the best interests of the Company and our shareholders.

Arlington noted that, once its preliminary proxy is declared definitive by the SEC, the Company will mail the definitive proxy statement and related materials, including a WHITE proxy card, to all Arlington shareholders seeking election of ALL of the Arlington nominees: Eric F. Billings, J. Rock Tonkel, Jr., Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and Anthony P. Nader, III.

About Arlington Asset Investment Corp.
Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company's 2016 Annual Meeting of Shareholders. The Company has filed a preliminary proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 6, 2016, is set forth in the Company's preliminary proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 8, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company's website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contacts

Investors:
Richard Konzmann
703.373.0200
ir@arlingtonasset.com

Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
212-750-5833

Media:
Steve Frankel / James Golden / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449